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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  December 20, 2001
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                            York Research Corporation
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               (Exact name of registrant as specified in charter)


      Delaware                     0-72                       06-0608633
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(State or other jurisdiction       (Commission              (IRS Employer
    of incorporation)              File Number)             Identification No.)


              280 Park Avenue, Suite 2700 West, New York, NY 10017

                    (Address of principal executive offices)

Registrant's telephone number, including area code: (212-557-6200)
                                                    --------------





          (Former name or former address, if changed since last report)
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Item 3.  Bankruptcy or Receivership

         An involuntary bankruptcy petition under Chapter 11 of the U.S. Bankruptcy Code has been filed against York Research Corporation ("York") in the U.S. Bankruptcy Court for the Southern District of New York by certain creditors of North American Energy Conservation Inc. ("NAEC"), York's energy trading subsidiary which previously filed for bankruptcy. These NAEC creditors hold claims against York as a result of York's guarantee of certain obligations of NAEC. The bankruptcy petition was filed solely against York, the parent holding company, and does not include any of York's subsidiaries, which actually own and operate York's power projects. As a result of the filing, York has twenty days in which it can choose to seek to have the petition dismissed, or converted to a voluntary bankruptcy under Chapter 11.

         York continues to be in discussions with the NAEC creditors, as well as the ad hoc committee of holders of the $150,000,000 12% Senior Secured Bonds due October 30, 2007 issued by York Power Funding (Cayman) Limited (the "Portfolio Bonds"). The holders of the Portfolio Bonds did not join in the bankruptcy petition, and have not exercised any remedies.

         This Current Report on Form 8-K contains forward looking statements as to which there can be no assurance. Reference is made to York's Annual Report on Form 10-K for information as to, and risks inherent in, such forward looking statements. However, it is impossible to predict the effect the matters disclosed in this Current Report, or the bankruptcy proceeding involving York, will have on any of York's current projects under development, or its ability to continue in business.


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         Exhibits:

         Exhibit 1.        Press Release

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               YORK RESEARCH CORPORATION
                                               (Registrant)

                                               By: /s/ MICHAEL TRACHTENBERG
                                                   -------------------------
                                                   Michael Trachtenberg
                                                   Executive Vice President

Dated: December 21, 2001